UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2007

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX          78701
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, Silicon Laboratories Inc. , a Delaware corporation, Silicon Laboratories International Pte. Ltd., a private limited company organized under the laws of Singapore (collectively “Silicon Laboratories”), NXP B.V. , a limited liability company organized under the laws of The Netherlands, and NXP Semiconductors France SAS, a company incorporated under the laws of France  (collectively “NXP”), entered into a Sale and Purchase Agreement (“Purchase Agreement”) pursuant to which NXP will purchase Silicon Laboratories’ Aero™ transceiver, AeroFONE™ single-chip phone and power amplifier product lines.

Under the terms of the Purchase Agreement, Silicon Laboratories would sell certain assets and liabilities associated with the above product lines for $285 million in cash, with additional earn-out potential of up to an aggregate of $65 million over the next three years.  Upon the closing, Silicon Laboratories will grant NXP a license with respect to retained intellectual property and NXP will grant a license to Silicon Laboratories with respect to transferred intellectual property as set forth in an Intellectual Property License Agreement.   The transaction is subject to regulatory approvals, acceptance of employment with NXP by 80% of the employees associated with the transferred product lines and other customary closing conditions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference. The Purchase Agreement has been included to provide information regarding its terms and is not intended to provide any other factual information about Silicon Laboratories. The Purchase Agreement contains representations and warranties of Silicon Laboratories made to and solely for the benefit of NXP and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules.

The press release announcing the Sale is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1  Sale and Purchase Agreement dated February 8, 2007 by and between NXP B.V., NXP Semiconductors France SAS, Silicon Laboratories Inc. and Silicon Laboratories International Pte. Ltd.

99.1  Press release of Silicon Laboratories Inc. dated February 8, 2007 entitled “Silicon Laboratories Reaches Agreement with NXP to Sell Aero™ Product Lines for $285 Million”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

February 9, 2007	/s/ Paul V. Walsh, Jr.

Date	Paul V. Walsh, Jr.
Vice President of Finance (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sale and Purchase Agreement dated February 8, 2007 by and between NXP BV, NXP Semiconductors France SAS, Silicon Laboratories Inc. and Silicon Laboratories International Pte. Ltd.

99.1	Press Release